March 30, 1998


Michael R. Boyce
10600 Highland Ave.
Olathe, KS 66061

Dear Michael:

This letter will confirm in writing the March 26, 1998 conversation between you and D. George Harris regarding the conclusion of your employment relationship with Harris Chemical Group, Inc. ("HCG"). During this discussion, it was agreed:

1.       You will  voluntarily resign from employment with  HCG effective  March
         31, 1998.

2. You will receive a lump sum payment equal to 18 months of your base monthly salary, less applicable taxes, sometime on or before April 3, 1998.

3.       You will be paid for any earned but unused vacation benefits.

4. You will be paid the Sales Bonus outlined in the November 11, 1997 letter to you.

5. You will be entitled to receive a bonus payment under the Incentive Compensation Plan for Fiscal Year 1998 ("the Plan") to the extent and at the time that any such bonus becomes payable to participants in accordance with the rules of the Plan.

6. Your options with respect to your retirement and welfare benefits will be outlined to you during the month of April by the Human Resources Department.

7. This letter supercedes all previous agreements between the Company and you regarding any pay or benefits to which you may be entitled upon the conclusion of your employment, including but not limited to the February 9, 1990 letter from D. George Harris to you.

8. You willingly and knowingly agree to release and hold harmless Harris Chemical Group, Inc., and all of its affiliates and subsidiaries ("the Company"), employees, officers, owners and agents from any and all claims, whether in liability or equity, which you have now or may have against the Company. This release specifically includes the Kansas Act Against Discrimination, Title VII of the Civil Rights Act, and the Americans with Disabilities Act.



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Michael R. Boyce
March 30, 1998
Page 2


It is further understood and agreed that: (i) nothing in this letter shall be construed to affect your rights as a shareholder of HCG; (ii) the payments and benefits described above fully satisfy all obligations between HCG and you regarding the conclusion of your employment; and (iii) you will not receive any additional payments or benefits from HCG or IMC Global, Inc.

If the foregoing accurately reflects your understanding of the agreement with George, please sign and date this letter in the space provided below.

Yours very truly,


/s/ William J. Sichko, Jr.
William J. Sichko, Jr.
Senior Vice President - Human Resources



ACCEPTED:


/s/ Michael R. Boyce                                 3/30/98
Michael R. Boyce                                     Date

cc:      D. George Harris
         Robert Fowler



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